Exhibit 10.11.7

CONFIDENTIAL TREATMENT REQUESTED

FIFTH AMENDMENT

TO

CONTRACT ORDER

This Amendment (“Amendment”) dated as of the 12 day of March, 2009 (the “Amendment Effective Date”) is by and between SYNACOR, INC. (“Synacor”) and Embarq Management Company (“Embarq”) under which the patties hereto mutually agree to modify and amend as follows the Contract Order No. COXX063016TPS dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Contract Order”), which was entered into pursuant to the Master Services Agreement between the parties, dated December 4, 2006 (including the exhibits, schedules and amendments thereto, the “Agreement”). All terms defined herein shall be applicable solely to this Amendment. Any defined terms used herein, which are defined in the Agreement and not otherwise defined herein, shall have the meanings ascribed to them in the Contract Order or Agreement as the case may be.

Whereas, Synacor desires to make certain additional services available to Embarq;

Whereas, Embarq desires to receive such additional services; and

Therefore, the parties hereby agree to enter into this Amendment and agree to the following:

1.	Security for non-high speed Internet customers. Under Section 2.11 of the Contract Order, Synacor makes licenses and PC Keys for Internet security services to Embarq for use by Embarq Data Subscribers. The parties now wish to make such Internet security services available on a limited basis to residential users of the Embarq Portal(s) who do not have a monthly subscription to Embarq High Speed Internet services. Therefore, the parties hereby agree to add a new Section 2.11.4 to the Contract Order as follows:

“2.11.4 In addition to the licenses and PC Keys available for use by Embarq Data Subscribers under section 2.11.2, Synacor will also make up to [*] licenses for Synacor’s Consumer Internet Security Suite (provided by F-Secure) available to Embarq for its RescueIT Customers who do not have Embarq High Speed Internet Services, [*]. For purposes of this Agreement, a “RescuelT Customer” is a residential customer of Embarq that uses its computer support service currently called “RescueIT”. The total number of PC installations per License may not exceed [*] installations per RescueIT Customer, and the licenses shall expire [*] after the license is made available to the RescuelT Customer. Notwithstanding the foregoing, if the parties engage in a written agreement for the provision of broader services (including the portal, email and premium content services) to customers who are not high-speed Internet subscribers, the RescueIT Customers who have been using the foregoing licenses shall be transitioned to licenses, if any, approved as part of such agreement. If no licenses are approved for non-high-speed Internet subscribers, Synacor may terminate the licenses for RescuelT Customers on reasonable notice.”

2.	Scope of Amendment: This Amendment supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among patties relating to the subject matter of this Amendment and all past dealing or industry custom. This Amendment shall be integrated in and form part of the Contract Order upon execution. All terms and conditions of the Contract Order shall remain unchanged except as modified in this Amendment; and the terms of the Contract Order, as modified by this Amendment, are hereby ratified and confirmed. If any of the terms of the Contract Order conflict with those of this Amendment, however, the terms of this Amendment shall control. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

SYNACOR, INC.		EMBARQ MANAGEMENT COMPANY

By:	/s/ Robert F. Cavallari	By:	/s/ Robert W. Smith II

Name:	Robert F. Cavallari	Name:	Robert W. Smith II

Title:	VP - Finance	Title:	Sourcing Specialist III

Date:	3/17/09	Date:	4/2/09